EXHIBIT 10.32

PARTIAL ASSIGNMENT AND ASSUMPTION AGREEMENT AND AMENDMENT

This Partial Assignment and Assumption Agreement and Amendment (this “Agreement”), dated as of September 30, 2003 (the “Effective Date”), is made by and among California Community Bancshares, Inc., a Delaware corporation (“CCB” or “Assignor”), Placer Sierra Bank, a California-chartered bank (“Assignee”), and Aurum Technology, Inc., a Delaware corporation (“Aurum”).

RECITALS

A. CCB and Aurum entered into an Agreement for Information Technology Services dated as of December 21, 2000, as amended from time to time (the “Technology Agreement”), in which Aurum agreed to provide information technology services to CCB and to certain of its affiliates including, but not limited to, Assignee.

B. As part of and in connection with a restructuring of its businesses, CCB is no longer the parent of Assignee; and CCB wants to assign those rights pertaining to Assignee with regard to the Services (as defined below) offered and provided under the Technology Agreement, and Assignee wants to assume those duties, liabilities and obligations of CCB pertaining to Assignee with regard to the Services offered and provided under the Technology Agreement.

C. Aurum is willing to consent to this partial assignment and assumption in accordance with the terms and conditions of this Agreement.

D. Aurum and Assignee desire to amend limited portions of the Technology Agreement in conjunction with the partial assignment and assumption provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein will have the meanings given to them in the Technology Agreement.

2. Sale and Assignment. CCB hereby sells, transfers, conveys, sets over and assigns unto Assignee, as of the date hereof, CCB’s right, title and interest in, to and under the Technology Agreement to the extent that the Technology Agreement pertains to Assignee (the “Assigned Agreement”). With respect to the Assignee, the Initial Term of the Technology Agreement will expire on March 1, 2006.

3. Purchase and Assumption. Assignee hereby accepts the sale, transfer, conveyance, set over and assignment of the Assigned Agreement and purchases, assumes and undertakes all of the duties, liabilities and obligations of Assignor under the Assigned Agreement. Assignee hereby agrees to perform all of the obligations of CCB under the Assigned Agreement and to be bound in all respects by the Assigned Agreement. Exhibit A attached hereto lists the addenda to the Technology Agreement that apply to Assignee. Concurrently with the execution of this Agreement, Assignee shall make payment to Aurum in the amount of $***, which represents the outstanding amounts owed to Aurum under the Assigned Agreement as of the Effective Date.

4. Amendments to Technology Agreement.

a. Amendment to Introductory Paragraph of the Technology Agreement. The Introductory Paragraph of the Technology Agreement shall be deleted and amended and restated in its entirety as follows:

“THIS AGREEMENT (“Agreement”) is between Aurum Technology, Inc. (“Aurum”), a Delaware corporation with an address at 2701 West Plano Parkway, Suite 600, Plano Texas 75075, and Placer Sierra Bank (“Customer”), a California-chartered bank with an address at 649 Lincoln Way, Auburn, California 95603.”

b. Amendment to Section 3.2 – General Terms Relating to Services. Aurum and Assignee hereby amend Section 3.2 of the Technology Agreement by inserting subsection 3.2(g) immediately following subsection 3.2(f) as follows:

“(g) In the event that the direct parent bank holding company of Customer acquires control of any other bank or banks, provide the Services to such other bank or banks under the same terms and conditions provided to Customer hereunder; provided that the showcase customer incentives set forth in Section 4.8 below and the relationship manager credits set forth in Section 5.5 below will not apply to such acquired bank or banks.

c. Amendment to Article IV – Customer Responsibilities. Aurum and Assignee hereby amend Article IV of the Technology Agreement by inserting Section 4.8 immediately following Section 4.7 as follows:

“4.8 Showcase Customer. During the term of this Agreement, as long as Customer serves as a reference for Aurum, Aurum will provide Customer with its Showcase Customer Program pricing discounts. As a Showcase Customer, Customer shall be entitled to a ***% discount on all ITI Core add-on products purchased by Customer through Aurum and, in exchange for hosting on-site visits for prospective customers, Customer shall receive a $*** credit for each such hosted prospective customer that subsequently signs a core ITI contract with Aurum or amends an existing agreement with Aurum to include the core ITI products and services.

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

d. Amendment to Article V – Payments to Aurum. Aurum and Assignee hereby amend Article V of the Technology Agreement by inserting Section 5.5 immediately following Section 5.4 as follows:

“5.5 Monthly Credits to Customer. In exchange for the Aurum Relationship Manager also serving as a relationship manager to one additional Aurum customer (other than Customer and Bank of Orange County), Aurum shall provide Customer with the following monthly credits against the amounts owed under the Agreement for the applicable monthly invoice:

Month	Amount of Credit
February 2003	$***
March 2003	$***
April 2003	$***
May 2003 through the end of the Term	$***

Aurum and Assignee acknowledge that as of Effective Date, none of the credits set forth above have been provided to Assignee. All past due credits shall be credited against the next invoice issued by Aurum to Assignee and any subsequent invoices until all past due credits as of the date hereof are reduced to zero.”

e. Amendment to Addendum 7 to the Technology Agreement. Aurum and Assignee hereby amend Addendum 7 to the Technology Agreement by deleting the last line of Exhibit A, which reads “ADS900 Program Processing $*** per Pass”, and replacing it in its entirety with the following:

“ADS900 Program Processing	$*** base charge per application, plus current hourly rates.”

5. Release and Indemnification. Aurum hereby releases CCB from all of the duties, liabilities and obligations of CCB under the Assigned Agreement and agrees to continue offering and providing Assignee with the Services in accordance with the terms and conditions of the Technology Agreement after the effective date of this Agreement. Assignee hereby agrees to indemnify, defend and hold harmless CCB from and against any and all duties, liabilities and obligations arising under, in respect of or attributable to the Assigned Agreement.

6. Consent to Assignment, Assumption, Etc. Each of the parties hereby consents to the sale, transfer, conveyance, set over and assignment of the Assigned Agreement as set forth in

[***]	Represents material which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Section 2 above, the purchase and assumption of duties, liabilities and obligations under the Assigned Agreement as set forth in Section 3 above, and the release of CCB under the Assigned Agreement as set forth in Section 5 above.

7. Counterparts. This Agreement may be executed in two (2) or more counterparts with the same effect as if the signatures hereto and thereto were upon one (1) and the same instrument.

8. Governing Law. This Agreement and the rights of the parties hereunder will be construed in accordance with, and governed by, the laws of the State of California without regard to the conflict of laws principles thereof.

9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH.

10. Benefit and Binding Effect. This Agreement will be binding upon the parties hereto and their successors and assigns and will inure to the benefit of the parties hereto and their successors and assigns.

11. Agreement. All of the provisions of the Technology Agreement will, notwithstanding this Agreement, survive the consummation of the assignment and assumption set forth in this Agreement subject to any limitations thereon expressly set forth in the Technology Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have duly executed this Partial Assignment and Assumption Agreement as of the date first above written.

CALIFORNIA COMMUNITY BANCSHARES, INC.

By:	/s/ J. THOMAS BYROM

Name:	J. Thomas Byrom
Title:	Director

PLACER SIERRA BANK

By:	/s/ RANDALL REYNOSO

Name:	Randall Reynoso
Title:	President and C.O.O.

ACKNOWLEDGED AND CONSENTED TO:

AURUM TECHNOLOGY INC.

By:	/s/ ROBERT H. CARPENTER, JR.

Name:	ROBERT H. CARPENTER, JR.
Title:	VICE PRESIDENT

Exhibit A

Addenda Applicable to Assignee

Addenda to the Technology Agreement Applicable to Assignee:

Addendum 1

Addendum 2

Addendum 3

Addendum 4

Addendum 5

Addendum 7

Addendum 8

Addendum 9

Addendum 10

Addendum 11

Addendum 12

Addendum 14

Addendum 15

Addendum 16

Addendum 18

Addendum 19

Addendum 20

Addendum 21

Addendum 22